Exhibit 32.1
CERTIFICATIONS

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Paul Y. Song, Chief Executive Officer of NKGen Biotech, Inc. (the “Company”), and James A. Graf, Interim Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 7th day of October, 2025.

/s/ Paul Y. Song	/s/ James A. Graf
Paul Y. Song	James A. Graf
Chief Executive Officer	Interim Chief Financial Officer